Exhibit 4.2

                      [FORM OF FACE OF [SECURITY]]

                                [GLOBAL SECURITY]

Unless and until this Security is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by The Depository Trust Company, a New York corporation ("DTC" or the "Depositary"), to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor Depositary or a nominee of any successor Depositary. Unless this certificate is presented by an authorized representative of DTC to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

                              EMERSON ELECTRIC CO.
                               [title of Security]

Principal Amount                                                       No.
$                                                                  CUSIP


     EMERSON ELECTRIC CO., a Missouri corporation (the "Issuer"), for value received, hereby promises to pay to [Cede & Co.] or registered assigns, at the agency of the Issuer in the City of New York, New York, the principal sum of
        DOLLARS on         , in  immediately  available  funds in  such  coin or
currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest,
semiannually on            and          of each year (each, an "Interest Payment
Date"), commencing,          on said principal sum  at said  office  or  agency,
in like coin or currency, at the rate per annum specified in the title of this [Security], from the most recent Interest Payment Date to which interest has
been paid or, if no interest  has been paid, from            , until  payment of
said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day prior to such Interest Payment Date. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this [Security] is registered
at the close of business on the         or          , as the  case  may be, next
preceding such Interest Payment Date.

         Reference is made to the further provisions of this [Security] set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This [Security] shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, Emerson Electric Co. has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                         EMERSON ELECTRIC CO.

[SEAL]

                                         By:________________________________



                                         By:________________________________



                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Securities described in the within-mentioned Indenture.

Dated:                                   THE BANK OF NEW YORK,
                                         as Trustee


                                         By:_______________________________
                                                 Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]


                              EMERSON ELECTRIC CO.
                               [Title of Security]

         This [Security] is one of a duly authorized issue of unsecured debentures, notes or other evidence of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to
be issued under and pursuant to an indenture  dated as of         , 1998 (herein
called the "Indenture"), duly executed and delivered by the Issuer to The Bank of New York, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This [Security] is one of a series designated as the % [Securities] due of the Issuer, limited in aggregate principal amount to $ (herein called the "[Securities]").

          [The [Securities] will not be redeemable prior to               .][The
[Securities] may be redeemed  at the  option of  the Issuer as a whole,  or from
time to time in part, in the amount of $         or any multiple thereof, on any
date after            and  prior to  maturity,  upon  mailing  a  notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of [Securities] at their last registered addresses, all as further provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

          If  redeemed  on or before        ,       %,   and if redeemed  during
the  twelve-month  period beginning           ,

             Year       Percentage        Year        Percentage
             ----       ----------        ----        ----------





and thereafter at 100% of their principal amount.]

          In case an Event of Default with respect to the [Securities] shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security (as defined in the Indenture) payable upon acceleration thereof or the amount thereof provable in bankruptcy, or impair or affect the rights of any Holder to institute suit for the payment thereof, or, if the Securities provide therefor, any right of repayment at the option of the Holder, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this [Security] (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this [Security] and any [Securities] which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this [Security] or such other [Securities].

          No reference herein to the Indenture and no provision of this [Security] or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this [Security] in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         The [Securities] are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof, and in book-entry form. The [Securities] may be represented by one or more Global Securities (each, a "Global [Security]") deposited with the Depositary and registered in the name of the nominee of the Depositary, with certain limited exceptions. So long as DTC or any successor Depositary or its nominee is the registered Holder of a Global [Security], DTC, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the [Securities] represented by such Global [Security] for all purposes under the Indenture and the [Securities]. Beneficial interest in the [Securities] will be evidenced only by, and transfer thereof will be effected only through, records maintained by DTC and its participants. Except as provided below, an owner of a beneficial interest in a Global [Security] will not be entitled to have [Securities] represented by such Global [Security] registered in such owner's name, will not receive or be entitled to receive physical delivery of the [Securities] in certificated form and will not be considered the owner or Holder thereof under the Indenture.

         No Global [Security] may be transferred except as a whole by the Depositary to a nominee of the Depositary. Global [Securities] are exchangeable for certificated [Securities] only if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global [Securities] or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Issuer fails within 90 days thereafter to appoint a successor, (y) the Issuer in its sole discretion determines that such Global [Securities] shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default with respect to the [Securities] represented by such Global [Securities]. In such event, the Issuer will issue [Securities] in certificated form in exchange for such Global [Securities]. In any such instance, an owner of a beneficial interest in the Global [Securities] will be entitled to physical delivery in certificated form of [Securities] equal in principal amount to such beneficial interest and to have such [Securities] registered in its name. [Securities] so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

          The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this [Security] (whether or not this [Security] shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

          No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any [Security], or because of the creation of any indebtedness represented thereby, shall be had against incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

          The acceptance of this [Security] shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indentures.

          THE INDENTURE AND THE [SECURITIES] SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.